Exhibit 99.1

News Release

CONTACT:	Jeff Richardson (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	January 18, 2007
Jim Eglseder (Analysts)
(513) 534-8424
Debra DeCourcy, APR (Media)
(513) 534-4153

******* 1.17.07 10am DRAFT *******

FIFTH THIRD BANCORP REPORTS 2006 EARNINGS OF $2.13

PER DILUTED SHARE

Fifth Third Bancorp today reported 2006 earnings of $1.2 billion, or $2.13 per diluted share, compared with $1.5 billion or $2.77 per diluted share in 2005. Fourth quarter 2006 earnings were $66 million, or $0.12 per diluted share, compared with $377 million or $0.68 per diluted share in the third quarter of 2006 and $332 million or $0.60 per diluted share for the same period in 2005.

Fourth quarter and full year results were negatively affected by the balance sheet actions announced in November that were taken to improve our asset/liability profile and reduce leverage. These actions resulted in an aggregate pre-tax loss of $454 million. More detail regarding these actions is provided below.

“Fourth quarter results reflect an improved net interest margin and solid performance in many of our businesses,” said George A. Schaefer, Jr., Chairman and CEO of Fifth Third Bancorp. “While the actions undertaken this quarter to improve our balance sheet position significantly reduced 2006 bottom line results, this was the right thing to do for our company. Core deposit growth was solid and noninterest income trends were within our expectations. Expense growth was modest, particularly given the effect of expenses related to the balance sheet actions, and credit costs were in line with our expectations for the quarter. We continue to believe that credit cost trends should remain manageable but increases are likely, reflecting a beginning of a turn in the credit cycle.

We are optimistic about our outlook for 2007. In addition to continued momentum in loan and deposit growth, we built 83 new banking center locations in 2006 including 51 de novos, and continued to invest significantly in information technology and in expanding our sales force. Our tangible capital levels are among the very strongest in the industry. We have a terrific management team that is committed to the long-term interests of the Company, to building shareholder value, and to taking the actions necessary to produce strong, sustainable long-term growth. ”

Balance Sheet Actions and Trends

On November 20, 2006, Fifth Third Bancorp’s Board of Directors approved certain actions to improve our asset/liability profile. These actions were intended to reduce the size of our available-for-sale securities portfolio to a size that was more consistent with our liquidity, collateral and interest rate risk management requirements; improve the composition of our balance sheet with a lower concentration in fixed-rate assets; lower wholesale borrowings to reduce leverage; and better position the company for an uncertain economic and interest rate environment.

These actions included: (i) sales of $11.3 billion in available-for-sale securities, with a weighted-average yield of approximately 4.30%; (ii) reinvestment of approximately $2.8 billion in available-for-sale securities that are more efficient when used as collateral; (iii) repayment of $8.5 billion in wholesale borrowings at a weighted average rate paid of 5.30%; and (iv) the termination of approximately $1.1 billion of repurchase and reverse repurchase agreements. At the time, these actions were expected to result in an aggregate pre-tax loss of approximately $500 million. Following the execution of these actions, actual pre-tax losses were $454 million consisting of $398 million in losses on the sale of securities; $17 million in losses on derivatives related to the securities sold, recorded as other noninterest income; and $39 million in charges related to the termination of financing agreements, recorded in other noninterest expense. The reduction in reported earnings for the year resulted in the lowering of year-to-date tax provision, which produced a negative effective tax rate for the quarter.

The taxable securities portfolio at year-end 2006 was characterized by the following statistics: $11.3 billion; weighted average yield of 4.80%; weighted average life of 4.3 years; duration of 3.4 years. Net unrealized losses for the available-for-sale securities portfolio were $183 million.

In December 2006, we issued $500 million of ten-year fixed-rate subordinated debt and $250 million ten-year floating rate subordinated debt. The fixed rate issue was priced to yield 5.50% and subsequently swapped to floating. The floating rate issue was priced at three month Libor plus 42 bps. This issue contributed approximately 73 bps to our year-end total capital ratio.

We adopted SFAS No. 158 in the fourth quarter of 2006. This new accounting standard required companies to report the funding status of its defined benefit plan as an asset or liability and recognize unamortized gains and losses as a component of equity. The adoption of this statement decreased Fifth Third’s shareholder’s equity by approximately $60 million, reducing the tangible equity ratio by approximately 6 bps.

Average loan and lease balances grew two percent sequentially and seven percent over fourth quarter last year. Commercial loans and leases grew two percent sequentially and eight percent compared with the year ago quarter and consumer loans and leases grew two percent sequentially and five percent compared with the year ago quarter. Excluding anticipated run-off in the consumer lease portfolio totaling $540 million, consumer loans and leases grew seven percent versus last year.

Average core deposits increased one percent sequentially on growth in demand deposits, money market and savings deposits as well as retail CDs. Compared with the fourth quarter last year, average core deposits rose three percent on growth in savings, retail CDs and money market accounts.

During the quarter, we repurchased 2.0 million shares at a total cost of $81 million. Our current remaining share repurchase authorization is 15.8 million shares.

Net Interest Income

Net interest income of $744 million on a taxable equivalent basis increased three percent from last quarter. The increase was primarily driven by the sale of available-for-sale securities and repayment of wholesale borrowings, a position that was being carried at a negative spread. Solid trends in loan growth and yields and greater stability in deposit pricing costs also contributed to the growth. The net interest margin increased 17 bps, reflecting the improvement in net interest income coupled with the reduction in earning assets resulting from the sale of securities. The margin result exceeded our original expectations due to better execution on the sales of securities, stronger than expected core deposit growth in the fourth quarter and improved loan yields. Competition for deposits stabilized in some of our markets and the mix shift within our core deposit products slowed relative to prior periods, although balance rollovers within term deposit categories caused some upward pressure on product line composite rates paid.

Net interest income increased one percent compared with the fourth quarter 2005, reflecting a two percent decline in earning assets and a five bps improvement of the net interest margin.

Noninterest Income

Noninterest income of $219 million was $443 million lower than the third quarter of 2006 and $417 million lower than a year ago. Fourth quarter net securities losses and losses on related derivatives of $411 million drove the comparisons. Otherwise, strong performance in electronic payment processing was mitigated by a drop in deposit service charges, lower mortgage banking revenue and lower other noninterest income.

Electronic payment processing (EPP) revenue of $232 million increased six percent sequentially largely reflecting strong growth in the merchant business, solid growth in card revenue, and seasonal increases in the level of retail sales activity. EPP revenue increased 14 percent over the same quarter last year on double-digit growth in merchant processing and card interchange, though growth was mitigated by the effects of slower consumer spending over the course of 2006. We remain confident in the growth outlook for our processing business, as national merchant contract additions announced throughout 2006 continue to be realized and as transaction volumes increase with the continued shift by consumers toward electronic forms of payment.

Deposit service revenue of $122 million declined nine percent compared with last quarter and eight percent versus the same quarter last year. Retail deposit revenue dropped by 13 percent sequentially, reflecting significantly lower consumer NSF fees, while commercial deposit revenue decreased by three percent on growth in compensating balances which increased our payments of earnings credits to customers. Retail deposit service revenue is expected to rebound in the first quarter, although this effect will be mitigated by normal first quarter seasonality.

Investment advisory revenue of $90 million increased two percent versus third quarter, largely the result of growth in our private client group and mutual fund fees. Compared with the same quarter last year, revenue increased four percent. Year-over-year results were driven by strong growth in the private client group and moderate growth in the retail securities and institutional businesses, partially offset by lower mutual fund fees reflecting the ongoing effect of open architecture on proprietary fund sales.

Corporate banking revenue of $82 million increased four percent sequentially, primarily related to higher foreign exchange revenue and lease syndication fees. Results decreased 11 percent from the fourth quarter of 2005. Year-over-year comparisons reflect unusually strong fourth quarter 2005 lease syndication fees, as well as lower letter of credit and customer interest rate derivative income.

Mortgage banking net revenue totaled $30 million, compared with $36 million last quarter and $42 million in the prior year quarter. Fourth quarter origination fees and gains on loan sales were $23 million, compared with $21 million in the third quarter and $33 million in fourth quarter 2005. Net servicing revenue totaled $7 million in the fourth quarter, compared with $15 million last quarter and $9 million in fourth quarter 2005. The decline in net servicing revenue related to MSR valuation was partially offset by $3 million in gains on non-qualifying MSR hedges described below. Fourth quarter 2006 net servicing revenue included $31 million in gross servicing fees offset by $19 million in amortization and $5 million in net MSR valuation adjustment. Mortgage originations of $2.3 billion were consistent with $2.3 billion in third quarter 2006 and $2.5 billion in fourth quarter 2005. The mortgage servicing asset, net of the valuation reserve, was $519 million at quarter end on a servicing portfolio of $28.7 billion.

Other noninterest income totaled $58 million in the fourth quarter, compared with $87 million last quarter and $77 million in the same quarter last year. Fourth quarter results included a loss of $17 million on derivatives related to securities sold as part of our fourth quarter balance sheet actions. Sequential comparisons also reflect $11 million in gains related to the third quarter sales of three Indiana branches and a small out-of-footprint credit card portfolio.

Net securities losses totaled $395 million in the fourth quarter. We had $398 million of losses related to our fourth quarter balance sheet actions and $3 million of gains on non-qualifying hedges on mortgage servicing rights. Net securities gains were $19 million last quarter and $1 million in the same quarter last year.

Noninterest Expense

Total noninterest expense of $798 million increased four percent from third quarter 2006 levels and by five percent over the same quarter last year. Comparisons were affected by a $39 million charge in the fourth quarter associated with the termination of financing agreements as part of our balance sheet actions as well as an $11 million charge for the early retirement of debt in the third quarter. Sequential comparisons also reflect $8 million of pension settlement expenses incurred in the third quarter. Fourth quarter 2005 expenses included approximately $9 million in fraud-related expenses and approximately $10 million in tax-related expense.

Excluding the above-mentioned items, noninterest expense increased one percent sequentially, driven by higher processing volume-related expenses, and increased two percent versus last year. The annual increase reflected higher personnel expense and de novo-related occupancy expense.

Credit Quality

Net charge-offs as a percentage of average loans and leases were 52 bps in the fourth quarter, compared with 43 bps last quarter and 67 bps in the fourth quarter of 2005. Net charge-offs were $97 million in the fourth quarter, compared with

$79 million last quarter and $117 million in the same quarter last year. The commercial and consumer net charge-off ratios were 42 bps and 64 bps, respectively. Gross charge-offs were 63 bps of loans and leases. Fourth quarter 2006 charge-offs included $9 million related to two large commercial credits, which drove the $11 million increase in commercial charge-offs. Higher indirect consumer losses were responsible for the $7 million increase in consumer charge-offs. Fourth quarter 2005 charge-offs included approximately $27 million in losses related to commercial airline bankruptcies and higher consumer loan and lease losses related to consumer bankruptcy filings in anticipation of federal bankruptcy reform legislation.

Provision for loan and lease losses totaled $107 million in the fourth quarter compared with $87 million last quarter and $134 million in the same quarter last year.

Nonperforming assets (NPAs) at quarter end were $455 million, or 61 bps of total loans and leases and other real estate owned, up from 56 bps last quarter and 52 bps in the fourth quarter a year ago. The sequential increase of $44 million was balanced between consumer and commercial NPAs. Consumer NPA growth was evenly split between indirect consumer and mortgage loans. The increase in commercial NPAs largely occurred in the real estate and construction portfolios. There were no significant geographic concentrations, but NPA growth was highest in eastern Michigan and northeastern Ohio due to the location of the largest NPAs inflows. About half of the commercial NPA increase was experienced in the small business and business banking portfolio. The allowance for loan and lease losses represented 1.04 percent of total loans and leases outstanding as of quarter end, consistent with 1.04 percent last quarter and 1.06 percent in the same quarter last year.

Outlook

The following outlook represents currently expected full year growth rates compared with full year 2006 results. Our outlook is based on current expectations as of the date of this release for results within our businesses; prevailing views related to economic growth, inflation, unemployment and other economic factors; and market forward interest rate expectations. These expectations are inherently subject to risks and uncertainties. There are a number of factors that could cause results to differ materially from historical performance and these expectations. We undertake no obligation to update these expectations after the date of this release. Please refer to the cautionary statement at the end of this release for more information.

Category	Growth, percentage, or bps range
Net interest income	High single digits

Net interest margin	3.35-3.45%

Noninterest income*	High single digits

Noninterest expense**	Mid single digits

Loans	High single digits

Core deposits	Mid single digits

Net charge-offs	Low-mid 50 bps range

Effective tax rate [non-tax equivalent]	29-30%

Tangible equity/tangible asset ratio	2007 target >7%

*	comparison with the prior year excludes $415 million of losses recorded in noninterest income related to fourth quarter 2006 balance sheet actions

**	comparison with the prior year excludes $50 million of charges: $11 million in third quarter 2006 related to the early retirement of debt, and $39 million in fourth quarter 2006 related to termination of financing agreements

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 4115845#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $100.7 billion in assets, operates 19 affiliates with 1,150 full-service Banking Centers, including 111 Bank Mart® locations open seven days a week inside select grocery stores and 2,096 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2006, has $220 billion in assets under care, of which it managed $34 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Global Select Market System under the symbol “FITB.”

This report may contain forward-looking statements about the Registrant and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Registrant and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment may reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions are inherently uncertain; (4) general economic conditions, either national or in the states in which the Registrant, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Registrant, one or more acquired entities and/or the combined company or the businesses in which the Registrant, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities; (9) our ability to maintain favorable ratings from rating agencies; and (10) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC's Web site at www.sec.gov or on the Registrant's Web site at www.53.com. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

# # #

FIFTH THIRD BANCORP AND SUBSIDIARIES

Quarterly Financial Review for December 31, 2006

Table of Contents

Financial Highlights	8-9
Consolidated Statements of Income	10
Consolidated Statements of Income (Taxable Equivalent)	11
Consolidated Balance Sheets	12-13
Consolidated Statements of Changes in Shareholders’ Equity	14
Average Balance Sheet and Yield Analysis	15-17
Summary of Loans and Leases	18
Regulatory Capital	19
Asset Quality	20

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change Yr/Yr
	December 2006	September 2006	December 2005	Yr/Yr	Seq	December 2006	December 2005
Income Statement Data
Net interest income (a)	$744	$719	$735	1%	3%	$2,899	$2,996	(3)%
Noninterest income	219	662	636	(66)%	(67)%	2,153	2,500	(14)%
Total revenue (a)	963	1,381	1,371	(30)%	(30)%	5,052	5,496	(8)%
Provision for loan and lease losses	107	87	134	(20)%	23%	343	330	4%
Noninterest expense	798	767	763	5%	4%	3,057	2,927	4%
Net income	66	377	332	(80)%	(83)%	1,188	1,549	(23)%

Common Share Data
Earnings per share, basic	$0.12	$0.68	$0.60	(80)%	(82)%	$2.14	$2.79	(23)%
Earnings per share, diluted	0.12	0.68	0.60	(80)%	(82)%	2.13	2.77	(23)%
Cash dividends per common share	0.40	0.40	0.38	5%	—	1.59	1.46	9%
Book value per share	18.02	17.96	17.00	6%	—	18.02	17.00	6%
Dividend payout ratio	333.3%	58.8%	63.3%	427%	467%	74.6%	52.7%	42%
Market price per share:
High	$41.57	$40.18	$42.50	(2)%	3%	$41.57	$48.12	(14)%
Low	37.75	35.95	35.04	8%	5%	35.86	35.04	2%
End of period	40.93	38.08	37.72	9%	7%	40.93	37.72	9%
Common shares outstanding (in thousands)	556,253	558,066	555,623	—	—	556,253	555,623	—
Average common shares outstanding (in thousands):
Basic	554,978	555,565	553,591	—	—	554,983	554,411	—
Diluted	557,654	557,949	556,322	—	—	557,494	558,443	—
Market capitalization	$22,767	$21,251	$20,958	9%	7%	$22,767	$20,958	9%
Price/earnings ratio (b)	19.13	14.53	13.57	41%	32%	19.13	13.57	41%

Financial Ratios
Return on average assets	0.25%	1.41%	1.27%	(80)%	(82)%	1.13%	1.50%	(25)%
Return on average equity	2.6%	15.1%	13.9%	(81)%	(83)%	12.1%	16.6%	(27)%
Noninterest income as a percent of total revenue	23%	48%	46%	(50)%	(52)%	43%	45%	(4)%
Average equity as a percent of average assets	9.70%	9.33%	9.12%	6%	4%	9.32%	9.06%	3%
Tangible equity	7.79%	7.40%	6.87%	13%	5%	7.79%	6.87%	13%
Net interest margin (a)	3.16%	2.99%	3.11%	2%	6%	3.06%	3.23%	(5)%
Efficiency (a)	82.9%	55.5%	55.6%	49%	49%	60.5%	53.2%	14%
Effective tax rate	(27.0)%	27.6%	28.9%	NM	NM	27.1%	29.9%	(9)%

Credit Quality
Net losses charged off	$97	$79	$117	(17)%	23%	$316	$299	6%
Net losses charged off as a percent of average loans and leases	0.52%	0.43%	0.67%	(22)%	21%	0.44%	0.45%	(2)%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.04%	1.06%	(2)%	—	1.04%	1.06%	(2)%
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.16%	(2)%	—	1.14%	1.16%	(2)%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.61%	0.56%	0.52%	17%	9%	0.61%	0.52%	17%

Average Balances
Loans and leases, including held for sale	$75,262	$73,938	$70,489	7%	2%	$73,493	$67,737	8%
Total securities and other short-term investments	18,262	21,582	23,274	(22)%	(15)%	21,288	24,999	(15)%
Total assets	104,602	105,868	103,988	1%	(1)%	105,238	102,876	2%
Transaction deposits	49,010	48,543	48,937	—	1%	48,946	47,929	2%
Core deposits	60,001	59,337	58,080	3%	1%	59,446	56,420	5%
Wholesale funding	30,650	33,040	33,192	(8)%	(7)%	32,423	33,863	(4)%
Shareholders’ equity	10,150	9,878	9,480	7%	3%	9,811	9,317	5%

Regulatory Capital Ratios (c)
Tier I capital	8.36%	8.64%	8.35%	—	(3)%	8.36%	8.35%	—
Total risk-based capital	11.04%	10.61%	10.42%	6%	4%	11.04%	10.42%	6%
Tier I leverage	8.44%	8.52%	8.08%	4%	(1)%	8.44%	8.08%	4%

Operations
Banking centers	1,150	1,145	1,119	3%	—	1,150	1,119	3%
ATMs	2,096	2,114	2,024	4%	(1)%	2,096	2,024	4%
Full-time equivalent employees	21,362	21,301	21,681	(1)%	—	21,362	21,681	(1)%

(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005
Income Statement Data
Net interest income (a)	$744	$719	$716	$718	$735
Noninterest income	219	662	655	617	636
Total revenue (a)	963	1,381	1,371	1,335	1,371
Provision for loan and lease losses	107	87	71	78	134
Noninterest expense	798	767	759	731	763
Net income	66	377	382	363	332

Common Share Data
Earnings per share, basic	$0.12	$0.68	$0.69	$0.66	$0.60
Earnings per share, diluted	0.12	0.68	0.69	0.65	0.60
Cash dividends per common share	0.40	0.40	0.40	0.38	0.38
Book value per share	18.02	17.96	17.13	17.01	17.00
Dividend payout ratio	333.3%	58.8%	58.0%	58.5%	63.3%
Market price per share:
High	$41.57	$40.18	$41.02	$41.43	$42.50
Low	37.75	35.95	35.86	36.30	35.04
End of period	40.93	38.08	36.95	39.36	37.72
Common shares outstanding (in thousands)	556,253	558,066	557,894	556,501	555,623
Average common shares outstanding (in thousands):
Basic	554,978	555,565	554,978	554,398	553,591
Diluted	557,654	557,949	557,489	556,869	556,322
Market capitalization	$22,767	$21,251	$20,614	$21,904	$20,958
Price/earnings ratio (b)	19.13	14.53	13.94	14.52	13.57

Financial Ratios
Return on average assets	0.25%	1.41%	1.45%	1.41%	1.27%
Return on average equity	2.6%	15.1%	16.0%	15.3%	13.9%
Noninterest income as a percent of total revenue	23%	48%	48%	46%	46%
Average equity as a percent of average assets	9.70%	9.33%	9.09%	9.17%	9.12%
Tangible equity	7.79%	7.40%	6.92%	6.90%	6.87%
Net interest margin (a)	3.16%	2.99%	3.01%	3.08%	3.11%
Efficiency (a)	82.9%	55.5%	55.3%	54.7%	55.6%
Effective tax rate	(27.0)%	27.6%	28.5%	30.7%	28.9%

Credit Quality
Net losses charged off	$97	$79	$67	$73	$117
Net losses charged off as a percent of average loans and leases	0.52%	0.43%	0.37%	0.42%	0.67%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.04%	1.04%	1.05%	1.06%
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.14%	1.14%	1.16%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.61%	0.56%	0.49%	0.51%	0.52%

Average Balances
Loans and leases, including held for sale	$75,262	$73,938	$73,093	$71,634	$70,489
Total securities and other short-term investments	18,262	21,582	22,439	22,917	23,274
Total assets	104,602	105,868	105,741	104,736	103,988
Transaction deposits	49,010	48,543	49,282	48,951	48,937
Core deposits	60,001	59,337	59,731	58,700	58,080
Wholesale funding	30,650	33,040	32,903	33,123	33,192
Shareholders’ equity	10,150	9,878	9,607	9,601	9,480

Regulatory Capital Ratios (c)
Tier I capital	8.36%	8.64%	8.56%	8.56%	8.35%
Total risk-based capital	11.04%	10.61%	10.50%	10.56%	10.42%
Tier I leverage	8.44%	8.52%	8.38%	8.24%	8.08%

Operations
Banking centers	1,150	1,145	1,138	1,132	1,119
ATMs	2,096	2,114	2,034	2,025	2,024
Full-time equivalent employees	21,362	21,301	21,230	21,497	21,681

(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change Yr/Yr
	December 2006	September 2006	December 2005	Yr/Yr	Seq	December 2006	December 2005
Interest Income
Interest and fees on loans and leases	$1,332	$1,294	$1,098	21%	3%	$5,000	$3,918	28%
Interest on securities:
Taxable	192	231	243	(21)%	(17)%	904	1,032	(12)%
Exempt from income taxes	7	7	9	(20)%	(3)%	30	39	(24)%

Total interest on securities	199	238	252	(21)%	(16)%	934	1,071	(13)%
Interest on other short-term investments	14	2	2	538%	519%	21	6	275%

Total interest income	1,545	1,534	1,352	14%	1%	5,955	4,995	19%

Interest Expense
Interest on deposits:
Interest checking	96	102	94	1%	(6)%	398	314	27%
Savings	105	95	67	56%	10%	363	176	106%
Money market	73	69	50	46%	6%	261	140	86%
Other time	122	116	81	51%	4%	433	263	65%
Certificates - $100,000 and over	88	81	40	118%	8%	278	129	116%
Foreign office	34	47	37	(7)%	(27)%	177	126	40%

Total interest on deposits	518	510	369	41%	2%	1,910	1,148	66%
Interest on federal funds purchased	48	61	49	—	(21)%	208	138	51%
Interest on short-term bank notes	—	—	—	NM	NM	—	6	(100)%
Interest on other short-term borrowings	52	45	36	43%	15%	194	138	40%
Interest on long-term debt	189	205	170	11%	(8)%	770	600	28%

Total interest expense	807	821	624	29%	(2)%	3,082	2,030	52%

Net Interest Income	738	713	728	1%	4%	2,873	2,965	(3)%

Provision for loan and lease losses	107	87	134	(20)%	23%	343	330	4%

Net interest income after provision for loan and lease losses	631	626	594	6%	1%	2,530	2,635	(4)%

Noninterest Income
Electronic payment processing revenue	232	218	204	14%	6%	857	748	15%
Service charges on deposits	122	134	133	(8)%	(9)%	517	522	(1)%
Mortgage banking net revenue	30	36	42	(28)%	(17)%	155	174	(11)%
Investment advisory revenue	90	89	87	4%	2%	367	358	2%
Corporate banking revenue	82	79	92	(11)%	4%	318	299	7%
Other noninterest income	58	87	77	(24)%	(33)%	300	360	(17)%
Securities gains (losses), net	(398)	19	1	NM	NM	(364)	39	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	3	—	—	NM	NM	3	—	NM

Total noninterest income	219	662	636	(66)%	(67)%	2,153	2,500	(14)%

Noninterest Expense
Salaries, wages and incentives	300	288	287	4%	4%	1,174	1,133	4%
Employee benefits	61	74	65	(5)%	(17)%	292	283	3%
Equipment expense	32	34	29	13%	(5)%	122	105	17%
Net occupancy expense	65	63	59	10%	3%	245	221	11%
Other noninterest expense	340	308	323	5%	10%	1,223	1,185	3%

Total noninterest expense	798	767	763	5%	4%	3,056	2,927	4%
Income before income taxes and cumulative effect	52	521	467	(89)%	(90)%	1,627	2,208	(26)%
Applicable income taxes	(14)	144	135	NM	NM	443	659	(33)%

Income before cumulative effect	66	377	332	(80)%	(82)%	1,184	1,549	(24)%
Cumulative effect of change in accounting principle, net of tax (b)	—	—	—	NM	NM	4	—	NM

Net income	$66	$377	$332	(80)%	(83)%	$1,188	$1,549	(23)%

Net income available to common shareholders (a)	$66	$377	$332	(80)%	(83)%	$1,188	$1,548	(23)%

(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005
Interest Income
Interest and fees on loans and leases	$1,332	$1,294	$1,227	$1,146	$1,098
Interest on securities:
Taxable	192	231	239	242	243
Exempt from income taxes	7	7	8	8	9

Total interest on securities	199	238	247	250	252
Interest on other short-term investments	14	2	3	2	2

Total interest income	1,545	1,534	1,477	1,398	1,352
Taxable equivalent adjustment	6	6	6	7	7

Total interest income (taxable equivalent)	1,551	1,540	1,483	1,405	1,359

Interest Expense
Interest on deposits:
Interest checking	96	102	102	99	94
Savings	105	95	87	76	67
Money market	73	69	64	55	50
Other time	122	116	105	89	81
Certificates - $100,000 and over	88	81	61	48	40
Foreign office	34	47	52	44	37

Total interest on deposits	518	510	471	411	369
Interest on federal funds purchased	48	61	48	51	49
Interest on short-term bank notes	—	—	—	—	—
Interest on other short-term borrowings	52	45	52	44	36
Interest on long-term debt	189	205	196	181	170

Total interest expense	807	821	767	687	624

Net interest income (taxable equivalent)	744	719	716	718	735

Provision for loan and lease losses	107	87	71	78	134

Net interest income (taxable equivalent) after provision for loan and lease losses	637	632	645	640	601

Noninterest Income
Electronic payment processing revenue	232	218	211	196	204
Service charges on deposits	122	134	135	126	133
Mortgage banking net revenue	30	36	41	47	42
Investment advisory revenue	90	89	96	91	87
Corporate banking revenue	82	79	82	76	92
Other noninterest income	58	87	76	80	77
Securities gains (losses), net	(398)	19	14	1	1
Securities gains, net - non-qualifying hedges on mortgage servicing rights	3	—	—	—	—

Total noninterest income	219	662	655	617	636

Noninterest Expense
Salaries, wages and incentives	300	288	303	284	287
Employee benefits	61	74	69	87	65
Equipment expense	32	34	29	27	29
Net occupancy expense	65	63	59	58	59
Other noninterest expense	340	308	299	275	323

Total noninterest expense	798	767	759	731	763

Income before income taxes and cumulative effect (taxable equivalent)	58	527	541	526	474
Taxable equivalent adjustment	6	6	6	7	7

Income before income taxes and cumulative effect	52	521	535	519	467
Applicable income taxes	(14)	144	153	160	135

Income before cumulative effect	66	377	382	359	332
Cumulative effect of change in accounting principle, net of tax (b)	—	—	—	4	—

Net income	$66	$377	$382	$363	$332

Net income available to common shareholders (a)	$66	$377	$382	$363	$332

(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	December 2006	September 2006	December 2005	Yr/Yr	Seq
Assets
Cash and due from banks	$2,737	$2,399	$3,078	(11)%	14%
Available-for-sale and other securities (a)	11,053	19,514	21,924	(50)%	(43)%
Held-to-maturity securities (b)	356	359	389	(8)%	(1)%
Trading securities	187	164	117	59%	14%
Other short-term investments	809	125	158	411%	547%
Loans held for sale	1,150	872	1,304	(12)%	32%
Portfolio loans and leases:
Commercial loans	20,725	21,150	19,174	8%	(2)%
Construction loans	6,847	6,597	7,037	(3)%	4%
Commercial mortgage loans	10,405	9,879	9,188	13%	5%
Commercial lease financing	4,984	4,895	4,852	3%	2%
Residential mortgage loans	8,151	8,093	7,152	14%	1%
Consumer loans	23,311	22,834	22,084	6%	2%
Consumer lease financing	1,176	1,287	1,751	(33)%	(9)%
Unearned income	(1,246)	(1,255)	(1,313)	(5)%	(1)%

Portfolio loans and leases	74,353	73,480	69,925	6%	1%
Allowance for loan and lease losses	(771)	(761)	(744)	4%	1%

Portfolio loans and leases, net	73,582	72,719	69,181	6%	1%
Bank premises and equipment	1,940	1,902	1,726	12%	2%
Operating lease equipment	202	142	143	41%	42%
Goodwill	2,193	2,193	2,169	1%	—
Intangible assets	166	175	208	(20)%	(5)%
Servicing rights	524	504	441	19%	4%
Other assets	5,770	4,760	4,387	32%	21%

Total assets	$100,669	$105,828	$105,225	(4)%	(5)%

Liabilities
Deposits:
Demand	$14,331	$13,883	$14,609	(2)%	3%
Interest checking	15,993	15,855	18,282	(13)%	1%
Savings	13,181	12,392	11,276	17%	6%
Money market	6,584	6,462	6,129	7%	2%
Other time	10,987	10,818	9,313	18%	2%
Certificates - $100,000 and over	6,628	6,871	4,343	53%	(4)%
Foreign office	1,676	2,362	3,482	(52)%	(29)%

Total deposits	69,380	68,643	67,434	3%	1%
Federal funds purchased	1,421	5,434	5,323	(73)%	(74)%
Short-term bank notes	—	—	—	NM	NM
Other short-term borrowings	2,796	3,833	4,246	(34)%	(27)%
Accrued taxes, interest and expenses	2,283	2,156	2,142	7%	6%
Other liabilities	2,209	1,570	1,407	57%	41%
Long-term debt	12,558	14,170	15,227	(18)%	(11)%

Total liabilities	90,647	95,806	95,779	(5)%	(5)%
Total shareholders’ equity (c)	10,022	10,022	9,446	6%	—

Total liabilities and shareholders’ equity	$100,669	$105,828	$105,225	(4)%	(5)%

(a) Amortized cost	$11,236	$20,103	$22,533	(50)%	(44)%
(b) Market values	356	359	389	(8)%	(1)%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	—	—
Outstanding, excluding treasury	556,253	558,066	555,623	—	—
Treasury	27,174	25,361	27,804	(2)%	7%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	December 2006	September 2006	June 2006	March 2006	December 2005
Assets
Cash and due from banks	$2,737	$2,399	$2,670	$2,494	$3,078
Available-for-sale and other securities (a)	11,053	19,514	20,345	21,276	21,924
Held-to-maturity securities (b)	356	359	358	365	389
Trading securities	187	164	173	156	117
Other short-term investments	809	125	207	159	158
Loans held for sale	1,150	872	931	744	1,304
Portfolio loans and leases:
Commercial loans	20,725	21,150	20,618	19,878	19,174
Construction loans	6,847	6,597	6,698	6,600	7,037
Commercial mortgage loans	10,405	9,879	9,792	9,861	9,188
Commercial lease financing	4,984	4,895	4,899	4,911	4,852
Residential mortgage loans	8,151	8,093	7,875	7,708	7,152
Consumer loans	23,311	22,834	22,556	22,210	22,084
Consumer lease financing	1,176	1,287	1,420	1,577	1,751
Unearned income	(1,246)	(1,255)	(1,281)	(1,323)	(1,313)

Portfolio loans and leases	74,353	73,480	72,577	71,422	69,925
Allowance for loan and lease losses	(771)	(761)	(753)	(749)	(744)

Portfolio loans and leases, net	73,582	72,719	71,824	70,673	69,181
Bank premises and equipment	1,940	1,902	1,853	1,798	1,726
Operating lease equipment	202	142	150	137	143
Goodwill	2,193	2,193	2,194	2,194	2,169
Intangible assets	166	175	185	189	208
Servicing rights	524	504	489	468	441
Other assets	5,770	4,760	4,732	4,391	4,387

Total assets	$100,669	$105,828	$106,111	$105,044	$105,225

Liabilities
Deposits:
Demand	$14,331	$13,883	$14,078	$14,134	$14,609
Interest checking	15,993	15,855	16,788	17,511	18,282
Savings	13,181	12,392	12,061	11,902	11,276
Money market	6,584	6,462	6,505	6,399	6,129
Other time	10,987	10,818	10,627	10,105	9,313
Certificates - $100,000 and over	6,628	6,871	5,691	5,085	4,343
Foreign office	1,676	2,362	4,773	3,874	3,482

Total deposits	69,380	68,643	70,523	69,010	67,434
Federal funds purchased	1,421	5,434	2,493	3,715	5,323
Short-term bank notes	—	—	—	—	—
Other short-term borrowings	2,796	3,833	5,275	4,472	4,246
Accrued taxes, interest and expenses	2,283	2,156	1,995	2,169	2,142
Other liabilities	2,209	1,570	1,767	1,463	1,407
Long-term debt	12,558	14,170	14,502	14,746	15,227

Total liabilities	90,647	95,806	96,555	95,575	95,779
Total shareholders’ equity (c)	10,022	10,022	9,556	9,469	9,446

Total liabilities and shareholders’ equity	$100,669	$105,828	$106,111	$105,044	$105,225

(a) Amortized cost	$11,236	$20,103	$21,376	$22,127	$22,533
(b) Market values	356	359	358	365	389
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	556,253	558,066	557,894	556,501	555,623
Treasury	27,174	25,361	25,533	26,926	27,804

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	December 2006	December 2005	December 2006	December 2005
Total shareholders’ equity, beginning	$10,022	$9,385	$9,446	$8,924
Net income	66	332	1,188	1,549
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	263	(99)	276	(323)
Qualifying cash flow hedges	4	4	12	20
Change in additional pension liability	(54)	(1)	(54)	59

Comprehensive income	279	236	1,422	1,305
Cash dividends declared:
Common stock	(222)	(211)	(880)	(810)
Preferred stock (a)	—	—	(1)	(1)
Stock-based awards exercised, including treasury shares issued	5	30	35	85
Stock-based compensation expense	16	12	71	65
Loans repaid (issued) related to exercise of stock-based awards, net	1	3	8	11
Change in corporate tax benefit related to stock-based compensation	1	(9)	(1)	6
Shares acquired for treasury	(81)	(1)	(82)	(1,649)
Shares issued in business combination	—	—	—	1,509
Other	1	1	4	1

Total shareholders’ equity, ending	$10,022	$9,446	$10,022	$9,446

(a)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	December 2006	September 2006	December 2005	Yr/Yr	Seq
Assets
Interest-earning assets:
Loans and leases	$75,262	$73,938	$70,489	7%	2%
Taxable securities	16,685	20,836	22,376	(25)%	(20)%
Tax exempt securities	568	587	698	(19)%	(3)%
Other short-term investments	1,009	159	200	406%	533%

Total interest-earning assets	93,524	95,520	93,763	—	(2)%
Cash and due from banks	2,398	2,355	2,847	(16)%	2%
Other assets	9,440	8,745	8,105	16%	8%
Allowance for loan and lease losses	(760)	(752)	(727)	5%	1%

Total assets	$104,602	$105,868	$103,988	1%	(1)%

Liabilities
Interest-bearing liabilities:
Interest checking	$15,744	$16,251	$17,828	(12)%	(3)%
Savings	12,812	12,279	11,036	16%	4%
Money market	6,572	6,371	5,974	10%	3%
Other time	10,991	10,794	9,143	20%	2%
Certificates - $100,000 and over	6,750	6,415	4,354	55%	5%
Foreign office	2,758	3,668	3,703	(26)%	(25)%
Federal funds purchased	3,615	4,546	4,771	(24)%	(20)%
Short-term bank notes	—	—	—	NM	NM
Other short-term borrowings	4,468	4,056	4,408	1%	10%
Long-term debt	13,059	14,355	15,956	(18)%	(9)%

Total interest-bearing liabilities	76,769	78,735	77,173	(1)%	(2)%
Demand deposits	13,882	13,642	14,099	(2)%	2%
Other liabilities	3,801	3,613	3,236	17%	5%

Total liabilities	94,452	95,990	94,508	—	(2)%
Shareholders’ equity	10,150	9,878	9,480	7%	3%

Total liabilities and shareholders’ equity	$104,602	$105,868	$103,988	1%	(1)%

Average common shares outstanding (in thousands):
Basic	554,978	555,565	553,591	—	—
Diluted	557,654	557,949	556,322	—	—

Yield Analysis
Interest-earning assets:
Loans and leases	7.03%	6.96%	6.20%
Taxable securities	4.57%	4.39%	4.31%
Tax exempt securities	7.30%	7.29%	7.51%
Other short-term investments	5.56%	5.69%	4.41%

Total interest-earning assets	6.58%	6.40%	5.75%

Interest-bearing liabilities:
Interest checking	2.41%	2.49%	2.10%
Savings	3.24%	3.08%	2.41%
Money market	4.40%	4.30%	3.32%
Other time	4.46%	4.24%	3.50%
Certificates - $100,000 and over	5.15%	5.03%	3.66%
Foreign office	4.91%	5.05%	3.92%
Federal funds purchased	5.31%	5.33%	4.04%
Short-term bank notes	—	—	—
Other short-term borrowings	4.61%	4.42%	3.27%
Long-term debt	5.70%	5.66%	4.25%

Total interest-bearing liabilities	4.17%	4.14%	3.21%

Ratios:
Net interest margin (taxable equivalent)	3.16%	2.99%	3.11%
Net interest rate spread (taxable equivalent)	2.41%	2.26%	2.54%
Interest-bearing liabilities to interest-earning assets	82.08%	82.43%	82.31%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change Yr/Yr
	December 2006	December 2005
Assets
Interest-earning assets:
Loans and leases	$73,493	$67,737	8%
Taxable securities	20,306	24,017	(15)%
Tax exempt securities	604	789	(23)%
Other short-term investments	378	193	96%

Total interest-earning assets	94,781	92,736	2%
Cash and due from banks	2,495	2,758	(10)%
Other assets	8,713	8,102	8%
Allowance for loan and lease losses	(751)	(720)	4%

Total assets	$105,238	$102,876	2%

Liabilities
Interest-bearing liabilities:
Interest checking	$16,650	$18,884	(12)%
Savings	12,189	10,007	22%
Money market	6,366	5,170	23%
Other time	10,500	8,491	24%
Certificates - $100,000 and over	5,795	4,001	45%
Foreign office	3,711	3,967	(6)%
Federal funds purchased	4,148	4,225	(2)%
Short-term bank notes	—	248	(100)%
Other short-term borrowings	4,522	5,038	(10)%
Long-term debt	14,247	16,384	(13)%

Total interest-bearing liabilities	78,128	76,415	2%
Demand deposits	13,741	13,868	(1)%
Other liabilities	3,558	3,276	9%

Total liabilities	95,427	93,559	2%
Shareholders’ equity	9,811	9,317	5%

Total liabilities and shareholders’ equity	$105,238	$102,876	2%

Average common shares outstanding (in thousands):
Basic	554,983	554,411	—
Diluted	557,494	558,443	—

Yield Analysis
Interest-earning assets:
Loans and leases	6.82%	5.80%
Taxable securities	4.45%	4.30%
Tax exempt securities	7.38%	7.39%
Other short-term investments	5.52%	2.89%

Total interest-earning assets	6.31%	5.42%

Interest-bearing liabilities:
Interest checking	2.39%	1.66%
Savings	2.98%	1.76%
Money market	4.10%	2.71%
Other time	4.12%	3.09%
Certificates - $100,000 and over	4.80%	3.22%
Foreign office	4.76%	3.17%
Federal funds purchased	5.02%	3.26%
Short-term bank notes	—	2.60%
Other short-term borrowings	4.28%	2.74%
Long-term debt	5.40%	3.66%

Total interest-bearing liabilities	3.94%	2.66%

Ratios:
Net interest margin (taxable equivalent)	3.06%	3.23%
Net interest rate spread (taxable equivalent)	2.37%	2.76%
Interest-bearing liabilities to interest-earning assets	82.43%	82.40%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005
Assets
Interest-earning assets:
Loans and leases	$75,262	$73,938	$73,093	$71,634	$70,489
Taxable securities	16,685	20,836	21,642	22,116	22,376
Tax exempt securities	568	587	616	644	698
Other short-term investments	1,009	159	181	157	200

Total interest-earning assets	93,524	95,520	95,532	94,551	93,763
Cash and due from banks	2,398	2,355	2,564	2,668	2,847
Other assets	9,440	8,745	8,393	8,261	8,105
Allowance for loan and lease losses	(760)	(752)	(748)	(744)	(727)

Total assets	$104,602	$105,868	$105,741	$104,736	$103,988

Liabilities
Interest-bearing liabilities:
Interest checking	$15,744	$16,251	$17,025	$17,603	$17,828
Savings	12,812	12,279	12,064	11,588	11,036
Money market	6,572	6,371	6,429	6,086	5,974
Other time	10,991	10,794	10,449	9,749	9,143
Certificates - $100,000 and over	6,750	6,415	5,316	4,670	4,354
Foreign office	2,758	3,668	4,382	4,050	3,703
Federal funds purchased	3,615	4,546	3,886	4,553	4,771
Short-term bank notes	—	—	—	—	—
Other short-term borrowings	4,468	4,056	4,854	4,718	4,408
Long-term debt	13,059	14,355	14,465	15,132	15,956

Total interest-bearing liabilities	76,769	78,735	78,870	78,149	77,173
Demand deposits	13,882	13,642	13,764	13,674	14,099
Other liabilities	3,801	3,613	3,500	3,312	3,236

Total liabilities	94,452	95,990	96,134	95,135	94,508
Shareholders’ equity	10,150	9,878	9,607	9,601	9,480

Total liabilities and shareholders’ equity	$104,602	$105,868	$105,741	$104,736	$103,988

Average common shares outstanding (in thousands):
Basic	554,978	555,565	554,978	554,398	553,591
Diluted	557,654	557,949	557,489	556,869	556,322

Yield Analysis
Interest-earning assets:
Loans and leases	7.03%	6.96%	6.75%	6.51%	6.20%
Taxable securities	4.57%	4.39%	4.43%	4.44%	4.31%
Tax exempt securities	7.30%	7.29%	7.33%	7.59%	7.51%
Other short-term investments	5.56%	5.69%	5.60%	4.98%	4.41%

Total interest-earning assets	6.58%	6.40%	6.23%	6.03%	5.75%

Interest-bearing liabilities:
Interest checking	2.41%	2.49%	2.39%	2.28%	2.10%
Savings	3.24%	3.08%	2.90%	2.67%	2.41%
Money market	4.40%	4.30%	4.01%	3.64%	3.32%
Other time	4.46%	4.24%	4.00%	3.74%	3.50%
Certificates - $100,000 and over	5.15%	5.03%	4.64%	4.15%	3.66%
Foreign office	4.91%	5.05%	4.77%	4.39%	3.92%
Federal funds purchased	5.31%	5.33%	4.97%	4.50%	4.04%
Short-term bank notes	—	—	—	—	—
Other short-term borrowings	4.61%	4.42%	4.31%	3.82%	3.27%
Long-term debt	5.70%	5.66%	5.45%	4.85%	4.25%

Total interest-bearing liabilities	4.17%	4.14%	3.90%	3.57%	3.21%

Ratios:
Net interest margin (taxable equivalent)	3.16%	2.99%	3.01%	3.08%	3.11%
Net interest rate spread (taxable equivalent)	2.41%	2.26%	2.33%	2.46%	2.54%
Interest-bearing liabilities to interest-earning assets	82.08%	82.43%	82.56%	82.65%	82.31%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$21,108	$20,769	$20,239	$19,461	$18,909
Commercial mortgage	9,929	9,833	9,980	9,441	9,159
Commercial construction	6,099	5,913	5,840	6,211	6,051
Commercial leases	3,762	3,740	3,729	3,686	3,611

Subtotal - commercial	40,898	40,255	39,788	38,799	37,730
Consumer:
Residential mortgage	9,334	8,967	8,756	8,351	8,444
Residential construction	704	733	735	706	673
Credit card	1,035	979	897	855	825
Home equity	12,435	12,366	12,193	12,072	11,884
Other consumer loans	9,714	9,384	9,340	9,311	9,251
Consumer leases	1,142	1,254	1,384	1,540	1,682

Subtotal - consumer	34,364	33,683	33,305	32,835	32,759

Total average loans and leases	$75,262	$73,938	$73,093	$71,634	$70,489

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$20,725	$21,150	$20,618	$19,878	$19,174
Commercial mortgage	10,405	9,879	9,792	9,861	9,188
Commercial construction	6,168	5,879	5,950	5,883	6,342
Commercial leases	3,841	3,751	3,740	3,726	3,695

Subtotal - commercial	41,139	40,659	40,100	39,348	38,399
Consumer:
Residential mortgage	8,151	8,093	7,875	7,708	7,152
Residential construction	679	718	748	717	695
Credit card	1,110	986	945	851	866
Home equity	12,364	12,429	12,277	12,087	12,000
Other consumer loans	9,837	9,420	9,334	9,272	9,218
Consumer leases	1,073	1,175	1,298	1,439	1,595

Subtotal - consumer	33,214	32,821	32,477	32,074	31,526

Total portfolio loans and leases	74,353	73,480	72,577	71,422	69,925

Loans held for sale	1,150	872	931	744	1,304

Operating lease equipment	202	142	150	137	143
Loans and Leases Serviced for Others:
Residential mortgage (a)	28,688	27,823	27,057	26,399	25,669
Commercial mortgage (b)	769	756	890	2,183	2,126
Commercial loans (c)	3,390	3,404	3,332	3,182	2,744
Commercial leases (b)	263	256	258	271	264
Consumer loans (d)	520	596	677	774	871

Total loans and leases serviced for others	33,630	32,835	32,214	32,809	31,674

Total loans and leases serviced	$109,335	$107,329	$105,872	$105,112	$103,046

(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain primarily investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	December 2006	September 2006	June 2006	March 2006	December 2005
Tier I capital:
Shareholders’ equity	$10,022	$10,022	$9,556	$9,469	$9,446
Goodwill and certain other intangibles	(2,339)	(2,345)	(2,351)	(2,357)	(2,377)
Unrealized (gains) losses	176	385	674	561	405
Other	763	748	781	761	735

Total tier I capital	$8,622	$8,810	$8,660	$8,434	$8,209

Total risk-based capital:
Tier I capital	$8,622	$8,810	$8,660	$8,434	$8,209
Qualifying allowance for credit losses	867	857	849	840	838
Qualifying subordinated notes	1,893	1,150	1,108	1,126	1,193

Total risk-based capital	$11,382	$10,817	$10,617	$10,400	$10,240

Risk-weighted assets	$103,124	$101,940	$101,126	$98,511	$98,293
Ratios:
Average shareholders’ equity to average assets	9.70%	9.33%	9.09%	9.17%	9.12%
Regulatory capital:
Tier I capital	8.36%	8.64%	8.56%	8.56%	8.35%
Total risk-based capital	11.04%	10.61%	10.50%	10.56%	10.42%
Tier I leverage	8.44%	8.52%	8.38%	8.24%	8.08%

(a)	Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	December 2006	September 2006	June 2006	March 2006	December 2005
Summary of Credit Loss Experience
Losses charged off:
Commercial loans	$(37)	$(29)	$(31)	$(35)	$(35)
Commercial mortgage loans	(11)	(8)	(5)	(2)	(3)
Construction loans	(4)	(1)	(3)	—	(3)
Residential mortgage loans	(7)	(5)	(6)	(4)	(5)
Consumer loans	(55)	(50)	(46)	(50)	(58)
Commercial lease financing	(1)	—	(2)	(1)	(28)
Consumer lease financing	(3)	(3)	(3)	(4)	(5)

Total losses	(118)	(96)	(96)	(96)	(137)

Recoveries of losses previously charged off:
Commercial loans	8	4	9	3	10
Commercial mortgage loans	—	1	1	—	1
Construction loans	—	—	—	—	—
Residential mortgage loans	—	—	—	—	—
Consumer loans	11	10	16	15	8
Commercial lease financing	1	1	1	2	—
Consumer lease financing	1	1	2	3	1

Total recoveries	21	17	29	23	20

Net losses charged off:
Commercial loans	(29)	(25)	(22)	(32)	(25)
Commercial mortgage loans	(11)	(7)	(4)	(2)	(2)
Construction loans	(4)	(1)	(3)	—	(3)
Residential mortgage loans	(7)	(5)	(6)	(4)	(5)
Consumer loans	(44)	(40)	(30)	(35)	(50)
Commercial lease financing	—	1	(1)	1	(28)
Consumer lease financing	(2)	(2)	(1)	(1)	(4)

Total net losses charged off	$(97)	$(79)	$(67)	$(73)	$(117)

Allowance for loan and lease losses, beginning	$761	$753	$749	$744	$727
Total net losses charged off	(97)	(79)	(67)	(73)	(117)
Provision for loan and lease losses	107	87	71	78	134

Allowance for loan and lease losses, ending	$771	$761	$753	$749	$744
Reserve for unfunded commitments, beginning	$76	$74	$69	$70	$69
Provision for unfunded commitments	—	2	5	(1)	1
Acquisitions	—	—	—	—	—

Reserve for unfunded commitments, ending	$76	$76	$74	$69	$70

Components of allowance for credit losses:
Allowance for loan and lease losses	$771	$761	$753	$749	$744
Reserve for unfunded commitments	76	76	74	69	70

Total allowance for credit losses	$847	$837	$827	$818	$814

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases (a)	$352	$320	$281	$291	$294
Renegotiated loans and leases	—	—	—	—	—
Other assets, including other real estate owned	103	91	77	73	67

Total nonperforming assets	$455	$411	$358	$364	$361

Ninety days past due loans and leases (a)	$210	$196	$191	$160	$155

Ratios
Net losses charged off as a percent of average loans and leases	0.52%	0.43%	0.37%	0.42%	0.67%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.04%	1.04%	1.05%	1.06%
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.14%	1.14%	1.16%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.61%	0.56%	0.49%	0.51%	0.52%

(a)	Nonaccrual includes $33 million and Ninety Days Past Due includes $56 million of residential mortgage loans as of December 31, 2006.